UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

Jade Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40544	83-1377888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 23
Suite 105
Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 312-3013

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	JBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On June 3, 2026, Jade Biosciences, Inc. (“Jade” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price to the public of $15.00 per share. The Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $14.10 per share. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 1,500,000 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions. The net proceeds to the Company from this offering are expected to be approximately $140.3 million, or approximately $161.5 million if the Underwriters’ option to purchase additional shares is exercised in full, after deducting underwriting discounts and commissions and estimated offering expenses. The offering is expected to close on June 5, 2026, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-295662), including the prospectus included therein, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and the accompanying prospectus filed with the SEC on June 3, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and which is incorporated by reference herein. A copy of the opinion of Brownstein Hyatt Farber Schreck, LLP, relating to the validity under Nevada law of the issuance and sale of the Shares in this offering is attached as Exhibit 5.1 to this report.

The Company issued press releases on June 3, 2026 announcing the commencement and pricing of the offering, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

***

Jade cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include, without limitation, statements regarding the completion of the offering, the expected closing date of the offering, the exercise of the Underwriters’ option to purchase additional shares and the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Jade that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in Jade’s business, including those described in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Jade undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 3, 2026, by and among Jade Biosciences, Inc. and Jefferies LLC, TD Securities (USA) LLC and UBS Securities LLC

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 3, 2026

99.2	Press Release, dated June 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jade Biosciences, Inc.

Date: June 4, 2026	By:	/s/ Bradford Dahms
	Name:	Bradford Dahms
	Title:	Chief Financial Officer and Treasurer